Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                         MIDWEST EXPRESS HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
             Wisconsin                                      39-1828757
    (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                     Identification No.)

             6744 South Howell Avenue
               Oak Creek, Wisconsin                      53154
     (Address of principal executive offices)          (Zip Code)

              Midwest Express Holdings, Inc. 1995 Stock Option Plan
                            (Full title of the plan)
                              ____________________
                               Timothy E. Hoeksema
          Chairman of the Board, President and Chief Executive Officer
                         Midwest Express Holdings, Inc.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin  53154
                                 (414) 570-4000
           (Name, address and telephone number, including area code,
                              of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

                                  Proposed
     Title of                     Maximum     Proposed Maximum
    Securities      Amount        Offering        Aggregate       Amount of
       to be        to be          Price          Offering       Registration
    Registered  Registered (1)   Per Share          Price            Fee

    Common          675,000     $36.6875(3)   $24,764,063.00(3)  $7,305.40(2)
    Stock,         shares(2)
    $.01 par
    value

    Preferred       450,000
    Share          rights (2)       (4)              (4)             (4)
    Purchase
    Rights

   (1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock (and related Preferred Share Purchase Rights) that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the 1995 Stock Option Plan.

   (2) 363,750 shares of Common Stock (and related Preferred Share Purchase Rights) (as adjusted to reflect the Registrant's three-for-two stock split effected May 28, 1997), and the corresponding registration fee of $2,367.51 that has been previously paid by the Registrant, are being carried forward from Registrant's earlier Registration Statement on Form S-8, Registration No. 333-1554.

   (3) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Midwest Express Holdings, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on January 12, 1998.

   (4) The value attributable to the Preferred Share Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                        _________________________________

            Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8, Registration No. 333-1554.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS




             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by Midwest Express Holdings, Inc. (the "Company") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1996.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

             3. All other reports filed since December 31, 1996 by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

             4.   The description of the Company's Common Stock contained in
   Item 4 of the Company's Registration Statement on Form 8-B filed May 2, 1996, including any amendment or report filed for the purpose of updating such description.

             5. The description of the Preferred Share Purchase Rights contained in Item 1 of the Company's Preferred Share Purchase Rights Registration Statement on Form 8-A filed February 15, 1996, and any amendments or reports filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             None.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and Bylaws of the Company, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal. profit; or (d) willful misconduct. It should also be noted that the Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above. Additional indemnification may be provided by resolution of the Company's Board of Directors except as prohibited by law.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on December 31, 1997.

                                 MIDWEST EXPRESS HOLDINGS, INC.



                                 By:  /s/ Timothy E. Hoeksema
                                      Timothy E. Hoeksema
                                      Chairman of the Board, President and
                                      Chief Executive Officer



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of December 31, 1997, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Timothy E. Hoeksema, Carol Skornicka and Robert S. Bahlman, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    /s/ Timothy E. Hoeksema                        Chairman of the Board,
    Timothy E. Hoeksema                            President, Chief
                                                   Executive Officer and
                                                   Director (principal
                                                   executive officer)


    /s/ Brenda F. Skelton                          Senior Vice President-
    Brenda F. Skelton                              Marketing and Customer
                                                   Service and Director


    /s/ Robert S. Bahlman                          Vice President, Chief
    Robert S. Bahlman                              Financial Officer,
                                                   Treasurer and Controller
                                                   (principal financial
                                                   officer and principal
                                                   accounting officer)


    /s/ John F. Bergstrom                          Director
    John F. Bergstrom


    /s/ Oscar C. Boldt                             Director
    Oscar C. Boldt



    /s/ James G. Grosklaus                         Director
    James G. Grosklaus



    /s/ Richard H. Sonnentag                       Director
    Richard H. Sonnentag



    /s/ Frederick P. Stratton, Jr.                 Director
    Frederick P. Stratton, Jr.



    /s/ David H. Treitel                           Director
    David H. Treitel


    /s/ John W. Weekly                             Director
    John W. Weekly

                                  EXHIBIT INDEX

    Exhibit No.                            Exhibit

    (4.1) Article Five of the Company's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-B filed May 2, 1996 (File No. 1-13934))

    (4.2) Midwest Express Holdings, Inc. 1995 Stock Option Plan, as amended February 13, 1997

    (4.3) Form of Nonqualified Stock Option (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 filed February 20, 1996 (No. 333-
                 1554))

    (4.4) Articles of Amendment relating to Series A Junior Participating Preferred Stock (incorporated by reference to
                 Exhibit 3.3 to the Company's Registration Statement on Form 8-B filed May 2, 1996 (File No. 1-13934))

    (4.5) Credit Agreement among Firstar Bank Milwaukee, N.A., M&I Marshall & Ilsley Bank, Bank One, Milwaukee, N.A. and Midwest Express Holdings, Inc., dated September 27, 1995 (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 1-13934))

    (4.6) Second Amendment to Credit Agreement, dated as of April 30, 1997, amending the Credit Agreement dated September 27, 1995, as amended to date, among Midwest Express Holdings, Inc., Firstar Bank Milwaukee, N.A., M&I Marshall & Ilsley Bank, and Bank One, Milwaukee, N.A. (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-13934))

    (4.7) Credit Agreement between Kimberly-Clark Corporation and Midwest Express Holdings, Inc., dated September 27, 1995 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 (File No. 1-13934))

    (4.8) Rights Agreement, dated February 14, 1996, between Midwest Express Holdings, Inc. and Firstar Trust Company
                 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed February 15, 1996 (File No. 1-13934))

    (4.9) Amendment to the Rights Agreement, dated April 19, 1996, between Midwest Express Holdings, Inc. and Firstar Trust Company (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form 8-B filed May 2, 1996 (File No. 1-13934))

    (5)          Opinion of Foley & Lardner

    (23.1)       Consent of Deloitte & Touche LLP

    (23.2)       Consent of Foley & Lardner (contained in Exhibit 5 hereto)